UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2016
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2016 special meeting of stockholders of Alimera Sciences, Inc. (the "Company") held on November 16, 2016, the following proposal was submitted to the stockholders of the Company:

To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 100,000,000 shares to 150,000,000 shares.

For more information about the foregoing proposal, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 14, 2016.

Of the 72,905,679 shares of the Company’s common stock, including 8,135,593 shares of common stock underlying the Company’s outstanding Series A Preferred Stock (based on a deemed conversion price of $2.95 per share), entitled to vote at the special meeting of the stockholders, 47,669,447 shares, or approximately 65%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for or against, as well as abstentions in respect of the proposal is set forth below.

The Company's stockholders voted to approve the amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 100,000,000 shares to 150,000,000 shares. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining
41,605,113	6,046,627	17,707

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: November 16, 2016	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Financial Officer